As filed with the Securities and Exchange Commission on November 16, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROYAL CARIBBEAN CRUISES LTD.

(Exact name of registrant as specified in its charter)

Republic of Liberia	98-0081645
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida 33132
(Address of principal executive offices) (Zip Code)

ROYAL CARIBBEAN CRUISES LTD.
2008 EQUITY INCENTIVE PLAN
(Full title of the plan)

BRADLEY H. STEIN, ESQ.
Senior Vice President, General Counsel and Corporate Secretary
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
(Name and address of agent for service)

(305) 539-6000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	3,000,000 shares	$106.70	$320,100,000	$38,796.12

(1)         This Registration Statement registers an additional 3,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), for issuance under the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of additional shares of Common Stock which may be issued under the Plan as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 13, 2018.

EXPLANATORY NOTE

Royal Caribbean Cruises Ltd. (the “Company”) has filed this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Act”), the offer and sale of 3,000,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), under the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan (the “Plan”). On October 27, 2010, the Company filed a registration statement on Form S-8 (File No. 333-170170) (the “Prior Registration Statement”) to register under the Act the offer and sale of an additional 6,000,000 shares of Common Stock under the Plan. Effective upon the approval of the Company’s shareholders on May 20, 2016, the Plan was amended to increase the number of shares reserved for issuance thereunder from 11,000,000 shares to 14,000,000 shares. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                     Incorporation of Documents by Reference.

The contents of the following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”), are hereby incorporated in this Registration Statement by reference:

a)             The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

b)             The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018;

c)              The Definitive Proxy Statement for the Company’s 2018 annual meeting of shareholders filed with the Commission on April 23, 2018;

d)             The Company’s Current Reports on Form 8-K filed with the Commission on March 20, 2018, March 21, 2018 (excluding Item 9.01 thereof), May 11, 2018 (excluding Item 9.01 thereof), May 22, 2018, June 14, 2018 (excluding Item 9.01 thereof), June 18, 2018 (excluding Item 9.01 thereof), July 5, 2018 (excluding Item 9.01 thereof) and July 31, 2018 (excluding Item 9.01 thereof); and

e)              The description of the Company’s Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed with the Commission on April 15, 1993.

Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing by the Company of a post-effective amendment hereto which indicates that all shares of Common Stock being offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such document.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.                     Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Bradley H. Stein, Esq., Senior Vice President, General Counsel and Corporate Secretary of the Company.

Item 8.                     Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated by reference.

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1

Royal Caribbean Cruises Ltd. Amended and Restated 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 23, 2017)

4.2

Restated Articles of Incorporation of the Company, as amended (composite) (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (File No. 333-158161) filed on March 23, 2009)

4.3	Amended and Restated By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 11, 2013)
5.1	Opinion of Bradley H. Stein, Esq., Senior Vice President, General Counsel and Corporate Secretary to the Company
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm
23.2	Consent of Bradley H. Stein, Esq. (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, as of November 16, 2018.

Royal Caribbean Cruises Ltd.

By:	/s/ Jason T. Liberty
Jason T. Liberty
Executive Vice President and Chief
Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated:

Signature	Title	Date

/s/ Richard D. Fain
Richard D. Fain	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	November 16, 2018

/s/ Jason T. Liberty
Jason T. Liberty	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	November 16, 2018

/s/ Henry L. Pujol
Henry L. Pujol	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	November 16, 2018

*
John F. Brock	Director	November 16, 2018

*
William L. Kimsey	Director	November 16, 2018

*
Maritza G. Montiel	Director	November 16, 2018

*
Ann S. Moore	Director	November 16, 2018

Eyal M. Ofer	Director	November 16, 2018

*
Thomas J. Pritzker	Director	November 16, 2018

*
William K. Reilly	Director	November 16, 2018

Signature	Title	Date

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Bernt Reitan	Director	November 16, 2018

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Vagn O. Sørensen	Director	November 16, 2018

*
Donald Thompson	Director	November 16, 2018

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Arne Alexander Wilhelmsen	Director	November 16, 2018

*/s/ Jason T. Liberty
Name: Jason T. Liberty
Title: Attorney-in-Fact